Exhibit 10.16

                 , 2008

North Asia Investment Corporation

Jongro Tower 18F

6 Jongro 2-ga, Jongro-gu

Seoul, South Korea

Citigroup Global Markets Inc.

As Representative of the Several Underwriters

388 Greenwich Street

New York, New York 10013

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between North Asia Investment Corporation, a Cayman Islands company (the “Company”), and Citigroup Global Markets Inc., as Representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share, par value $0.0001 per share (the “Ordinary Shares”), and one warrant exercisable for one Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 15 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits the approval of its shareholders of a Business Combination, the undersigned will (i) vote all of his Founders’ Ordinary Shares beneficially owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote all IPO Shares that may be acquired by him in the IPO or in the aftermarket in favor of a Business Combination and the Extended Period.

2. In the event that the Company fails to consummate a Business Combination within (x) 18 months of the closing date of the IPO, (y) 24 months of the closing date of the IPO if the Company has not consummated a Business Combination within 18 months of the closing date of the IPO but has entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a Business Combination within such 18-month period or (z) 36 months from the closing date of the IPO if the Company’s shareholders approve a proposal to extend the period of time to consummate a Business Combination by an additional

12 months and public shareholders owning less than 40% of the shares sold in the IPO exercise their conversion rights, the undersigned will, as promptly as possible, (i) cause the Trust Account to be liquidated and distributed to the holders of IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company held outside of the Trust Account as a result of such liquidation with respect to his Founders’ Ordinary Shares. The undersigned further waives any and all right, title, interest or claim in or to the Trust Account the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that in the event that the Company fails to consummate a Business Combination and the Trust Account is liquidated and distributed, nothing herein shall prevent the undersigned from participating in the Trust Account pro rata with the other holders of IPO Shares with respect to any IPO Shares purchased by the undersigned as part of the IPO or in the aftermarket. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate upon the Company’s liquidation.

3. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the undersigned has agreed, until the earliest of the consummation by the Company of a Business Combination, the liquidation of the Company or such time as he ceases to be a director, to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable business opportunity to acquire an operating business. Decisions by the Company to release the undersigned to pursue any specific business opportunity will be made solely by a majority of the Company’s disinterested directors. In addition, the undersigned agrees that he will not, directly or indirectly, be a sponsor, promoter, officer, director or principal shareholder of any other blank check company that completes an initial public offering until the earlier of the Company’s execution of a definitive agreement for a Business Combination or the liquidation of the Company.

4. The undersigned acknowledges and agrees that the Company will not (i) consummate a Business Combination with an entity which is, or has been within the past five years, affiliated with any of its officers, directors, founders, special advisors or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with any of the Company’s founders, special advisors, officers, directors or their affiliates; or (ii) enter into a Business Combination where the Company acquires less than 100% of a target business and any of its officers, directors, founders, special advisors or their affiliates acquire the remaining portion of such target business, unless, in either case, (x) such transaction is approved by a majority of the Company’s disinterested directors and (y) the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that the Business Combination is fair to the unaffiliated shareholders of the Company from a financial point of view.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation of any kind (whether in the form of cash, securities or otherwise) for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incident to the identification, investigation and consummation of a Business Combination, but only to the extent such expenses can be reimbursed from the $             held outside of the Trust Account and the interest income on the Trust Account released to the Company to fund its working capital requirements, net of taxes payable; provided, however, that, subject to Audit Committee review as described below, nothing shall limit the undersigned’s reimbursement of out-of-pocket expenses to the extent the Company consummates a Business Combination. The Company’s Audit Committee will review and approve all payments made to the undersigned and its affiliates and any payments made to members of the Company’s Audit Committee will be reviewed and approved by the Company’s Board of Directors, with any interested directors abstaining from such review and approval.

6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee, consulting fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination (regardless of the type of transaction that it is).

7. The undersigned agrees to escrow all of his Founders’ Ordinary Shares until 180 days after the consummation by the Company of a Business Combination subject to the terms of an Escrow Agreement which the Company will enter into with the undersigned and Continental Stock Transfer & Trust Company.

8. The undersigned agrees to be a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided that nothing herein shall be construed as providing a right of the undersigned to any position if removed by proper corporate action. The undersigned further agrees to sign all documents necessary for, or in connection with, the IPO. The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA and Director and Officer Questionnaires furnished to the Company and the Representative and annexed as Exhibit B hereto are true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a Director of the Company and hereby consents to being named in the registration statement as such.

10. The undersigned hereby waives his right to exercise conversion rights with respect to any of the IPO Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination or the Extended Period.

11. Other than in connection with a vote for the Extended Period, the undersigned hereby agrees not to propose, or vote in favor of, an amendment to the Company’s Memorandum and Articles of Association to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before shareholders other than for approval of the Extended Period, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

12. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America located in the City and County of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum, and (iii) appoints, without power of revocation, Graubard Miller, with an office at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, Attention: David Alan Miller, Esq., as his agent to accept and acknowledge on his behalf service of any and all process which may be served in any action, proceeding, claim or counterclaim arising out of or relating in any way to this letter agreement or the transactions contemplated hereby.

13. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

14. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the longest applicable lock-up period and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination and that the waiver of Claims provisions of Section 2 shall survive such liquidation.

15. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, plan of arrangement, recapitalization, reorganization or other similar business combination with one or more operating businesses as described in the Company’s Registration Statement for the IPO; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Founders’ Ordinary Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (iv) the “Extended Period” shall mean the additional 12-month period to approve a Business Combination as more specifically described in the Registration Statement; (v) the “Registration Statement” shall mean registration statement relating to the Company’s IPO; and (vi) “Trust Account” shall mean the Trust Account into which a portion of the net proceeds of the Company’s IPO will be deposited.

Myungju Choi
Print Name of Insider

Signature